Exhibit 99.1

Helix TCS Inc. and BioTrackTHC close previously announced merger

GREENWOOD VILLAGE, CO – June 4, 2018 – Helix TCS, Inc. (OTCQB: HLIX) , in conjunction with its strategic capital partner, Rose Capital, is pleased to announce the closing of its previously reported merger with Bio-Tech Medical Software, Inc. dba BioTrackTHC. The merger closed on June 1st. Zachary L. Venegas will continue as the CEO of Helix TCS, Inc., and is to assume the role of Executive Chairman for the combined company. As previously announced, Patrick Vo will continue as CEO of BioTrack.

“The closing of this merger is a landmark event for Helix and BioTrack from a strategic and operational perspective. As a combined company, we are unique in the industry in serving virtually every segment of the market - whether it is compliance software through BioTrack, the wholesale marketplace through Cannabase, security, transport, or cash services through Helix, or the advisory that we can provide customers due to our data infrastructure. We continue to support our clients in whatever challenges they face in becoming safer, stronger, and more profitable, whether they operate in the U.S. or internationally. At the same time, investors will see margin improvement as reporting and administrative costs are spread across a much larger revenue base and costs are rationalized.

As a combined company with $12MM in 2017 revenue, we will continue to generate greater value for clients and shareholders. Helix’s unrelenting focus on strategy and disciplined execution will allow Biotrack to further harness the spirit that made it a market pioneer, with significant market share in government, dispensary, and grow segments of the seed to sale market, and translate that spirit into renewed technological innovation and leadership.

This transaction represents the next step in our evolution as a market leader. It is also another milestone achieved by using our team’s deep experience in strategy, entrepreneurship, M&A, and frontier markets to build a world-class company,” stated Mr. Venegas.

Venegas further added: “We are very excited to move ahead, and we would like to thank Rose Capital, who shared our vision and had the fortitude to finance the transaction, as well as the team at BioTrack, who have been stalwart partners throughout this transformational deal.”

“BioTrackTHC celebrates a historic milestone today as we formally join the Helix family," said Patrick Vo, CEO of BioTrackTHC. "By merging with our highly regarded peer, under the Helix umbrella, we will be able to significantly increase our ability to deliver outstanding technology, capabilities and service to the cannabis industry while drawing on Helix's proven track record of fostering meaningful, strategic partnerships. The future has never looked brighter and we look forward to collaborating with Helix to embrace the exciting new challenges ahead.”

About Helix TCS

Helix TCS, Inc. (OTCQB: HLIX) is a premier provider of integrated operating environment solutions for the legal cannabis industry. Helix provides a proprietary software suite and partnership platform to the legal cannabis industry, helping clients manage inventory and supply costs and bespoke monitoring and transport solutions. Helix provides clients in the legal cannabis industry high standard security operations, including transportation, armed and unarmed guarding, training, investigation, and special services.

About BioTrackTHC

Bio-Tech Medical Software, Inc., through its BioTrackTHC division, develops and licenses product traceability, inventory management, and point-of-sale software systems for the emerging medical and recreational cannabis industry. These software systems provide both government regulators and licensed operators the ability to track and capture data on cannabis from the point of inception (seeds, clones, and plant tissue) through the product lifecycle.  BioTrackTHC has secured 9 government contracts and operates in over 2,200 locations across 29 states, D.C., and 5 countries.

About Rose Capital

Rose Capital is a strategic advisor and investment firm focused on the global medical and adult use legal cannabis sector. It is funded by a small consortium of partners looking to access the industry through a diversified long-term, value-focused cannabis fund. Rose Capital manages an ecosystem of best-in-class operating assets across the verticals of: 1) data, analytics & compliance; 2) distribution & logistics; and 3) consumer products & contract manufacturing. Please visit us at http://www.boldrosecapital.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to fund our operations and pay any outstanding debt; fluctuations in our financial results; general economic risks; the volatile nature of the market for our products and services and other factors that could impact our anticipated growth; our ability to manage our growth; changes in laws and regulations regarding the cannabis industry and service providers in the cannabis industry; reliance on key personnel; our ability to compete effectively; security and other risks associated with our business; intellectual property risks; and other risk factors set forth from time to time in our SEC filings. Helix TCS assumes no obligation and does not intend to update these forward-looking statements, except as required by law.